THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Subject to Completion, Pricing Supplement dated July 24, 2002

PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 7 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                          Dated       , 2002
                                                                 Rule 424(b)(3)

                                $
                                 Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                              -------------------

                         7% SPARQS due January 30, 2004
                          Mandatorily Exchangeable for
                  Shares of Common Stock of INTEL CORPORATION

     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(SM)")

The SPARQS will pay 7% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Intel common stock, subject to our right to call the SPARQS for cash
at any time beginning August   , 2003.

o    The principal amount and issue price of each SPARQS is $       , which is
     equal to the closing price of Intel common stock on the day we offer the SPARQS for initial sale to the public.

o    We will pay 7% interest (equivalent to $       per year) on the $
              principal amount of each SPARQS. Interest will be paid quarterly, beginning October 30, 2002.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Intel common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Intel Corporation.

o    Beginning August   , 2003, we have the right to call all of the SPARQS at
     any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per
     SPARQS that, together with all of the interest paid on the SPARQS to and
     including the call date, gives you a yield to call of    % per annum on the
     issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice. You will not have the right to exchange your SPARQS for Intel common stock prior to maturity.

o    Investing in SPARQS is not equivalent to investing in Intel common stock.

o Intel Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "SQK" on the American Stock Exchange LLC.

You should read the more detailed description of the SPARQS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                              -------------------

                             PRICE $     PER SPARQS

                              -------------------


                                     Price to        Agent's       Proceeds to
                                     Public(1)     Commissions      Company(1)
                                     ---------     -----------     -----------

Per SPARQS........................      $               $               $
Total.............................      $               $               $

---------
(1)  Plus accrued interest, if any, from the original issue date.

The price to public for investors purchasing 100,000 or more SPARQS in any single transaction and complying with the required holding period will be subject to a reduced commission. See "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the SPARQS at maturity is linked to the performance of the common stock of Intel Corporation, which we refer to as Intel Stock. The SPARQS also provide fixed quarterly payments at an annual rate of 7% based on the principal amount of each SPARQS. Unlike ordinary debt securities, SPARQS do not guarantee the return of principal at maturity. Instead the SPARQS pay a number of shares of Intel Stock at maturity, subject to our right to call the SPARQS for cash at
any time on or after August   , 2003. The payment you will receive in the event
that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the
SPARQS to and including the call date, gives you a yield to call of    % per
annum on the issue price of the SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS                             We, Morgan Stanley, are offering 7%
costs $                                 Stock Participation Accreting
                                        Redemption Quarterly-pay Securities(SM)
                                        due January 30, 2004, Mandatorily
                                        Exchangeable for Shares of Common Stock
                                        of Intel Corporation, which we refer to
                                        as the SPARQS(SM). The principal amount
                                        and issue price of each SPARQS is
                                        $       , which is equal to the closing
                                        price of Intel Stock on the day we
                                        offer the SPARQS for initial sale to
                                        the public.

No guaranteed                           Unlike ordinary debt securities, the
return of principal                     SPARQS do not guarantee any return of
                                        principal at maturity. Instead the
                                        SPARQS will pay an amount of Intel
                                        Stock at maturity, subject to our prior
                                        call of the SPARQS for the applicable
                                        call price in cash. Investing in SPARQS
                                        is not equivalent to investing in Intel
                                        Stock.

7% interest on the                      We will pay interest on the SPARQS, at
principal amount                        the rate of 7% of the per year,
                                        principal amount quarterly on each
                                        January 30, April 30, July 30 and
                                        October 30, beginning October 30, 2002.
                                        The interest rate we pay on the SPARQS
                                        is more than the current dividend rate
                                        on Intel Stock. The SPARQS will mature
                                        on January 30, 2004. If we call the
                                        SPARQS, we will pay accrued but unpaid
                                        interest on the SPARQS to but excluding
                                        the applicable call date.

Payout at maturity                      At maturity, if we have not called the
                                        SPARQS, we will deliver to you a number
                                        of shares of Intel Stock equal to the
                                        exchange ratio for each $
                                        principal amount of SPARQS you hold.
                                        The initial exchange ratio is one share
                                        of Intel Stock per SPARQS, subject to
                                        adjustment for certain corporate events
                                        relating to Intel Corporation, which we
                                        refer to as Intel. You do not have the
                                        right to exchange your SPARQS for Intel
                                        Stock prior to maturity.

                                        You can review the historical prices of
                                        Intel Stock in the section of this
                                        pricing supplement called "Description
                                        of SPARQS--Historical Information."

                                        If a market disruption event occurs on
                                        January 20, 2004, the maturity date of
                                        the SPARQS may be postponed. See the
                                        section of this pricing supplement
                                        called "Description of SPARQS--Maturity
                                        Date."

Your return on the                      The return investors realize on the
SPARQS may be                           SPARQS may be limited by our call
limited by our call right               right. We have the right to call all of
                                        the SPARQS at any time beginning August
                                             , 2003, including at maturity, for
                                        the cash call price, which will be
                                        calculated based on the call date. The
                                        call price will be an amount of cash
                                        per SPARQS that, together with all of
                                        the interest paid on the SPARQS to and
                                        including the call date, gives you a
                                        yield to call of    % per annum on the
                                        issue price of each SPARQS from and
                                        including the date of issuance to but
                                        excluding the call date.

                                        You should not expect to obtain a total
                                        yield (including interest payments) of
                                        more than    % per annum on the issue
                                        price of the SPARQS to the date we
                                        exercise our call right. If we call the
                                        SPARQS, you will receive the cash call
                                        price and not Intel Stock or an amount
                                        based upon the market price of Intel
                                        Stock.

                                        The yield to call, and the call price
                                        for a particular call date that the
                                        yield to call implies, takes into
                                        account the time value of any periodic
                                        payments that are made on a given
                                        investment. That is, in the case of the
                                        SPARQS, the yield to call assumes that
                                        an investor in the SPARQS earns the
                                        yield to call rate on a particular cash
                                        flow on the SPARQS, such as an interest
                                        payment or the payment of the call
                                        price on a particular call date, from
                                        the date of issuance of the SPARQS to
                                        but excluding the date of the
                                        applicable payment. As a result, the
                                        call price for any call date is an
                                        amount per SPARQS such that the present
                                        value of all of the payments made on
                                        the SPARQS to and including the
                                        applicable call date (i.e., including
                                        the call price and all of the interest
                                        payments), when discounted to the date
                                        of issuance from the payment date of
                                        those cash flows at the yield to call
                                        rate of    % per annum, equals the
                                        issue price of the SPARQS.

                                        If we call the SPARQS, we will do the
                                        following:

                                        o    send a notice announcing that we
                                             have decided to call the SPARQS;

                                        o    specify in the notice a call date
                                             when you will receive payment in
                                             exchange for delivering your
                                             SPARQS to the trustee; that call
                                             date will not be less than 10 nor
                                             more than 30 days after the date
                                             of the notice; and

                                        o    specify in the notice the cash
                                             call price that we will pay to you
                                             in exchange for each SPARQS.

                                        If we were to call the SPARQS on August
                                           , 2003, which is the earliest day on
                                        which we may call the SPARQS, the total
                                        payment you would receive on the
                                        SPARQS, including interest paid from
                                        the date of issuance through the call
                                        date, would be $       per SPARQS. If
                                        we were to call the SPARQS on the
                                        maturity date, the total payment you
                                        would receive on the SPARQS, including
                                        interest paid from the date of issuance
                                        through the call date (which is the
                                        same date that would have otherwise
                                        been the maturity date), would be
                                        $         per SPARQS.

The yield to call on the                The yield to call on the SPARQS is   %,
SPARQS is    %                          which means that the annualized rate of
                                        return that you will receive on the
                                        issue price of the SPARQS if we call
                                        the SPARQS will be    %. The calculation
                                        of the yield to call takes into account
                                        the issue price of the SPARQS, the time
                                        to the call date, and the amount and
                                        timing of interest payments on the
                                        SPARQS, as well as the call price. If
                                        we call the SPARQS on any particular
                                        call date, the call price will be an
                                        amount so that the yield to call on the
                                        SPARQS to but excluding the call date
                                        will be    % per annum.

MS & Co. will be the                    We have appointed our affiliate, Morgan
calculation agent                       Stanley & Co. Incorporated, which we
                                        refer to as MS & Co., to act as
                                        calculation agent for JPMorgan Chase
                                        Bank (formerly known as The Chase
                                        Manhattan Bank), the trustee for our
                                        senior notes. As calculation agent, MS
                                        & Co. will determine the call price
                                        that you will receive if we call the
                                        SPARQS. As calculation agent, MS & Co.
                                        will also adjust the exchange ratio for
                                        certain corporate events that could
                                        affect the price of Intel Stock and
                                        that we describe in the section of this
                                        pricing supplement called "Description
                                        of SPARQS--Antidilution Adjustments."

No affiliation with                     Intel is not an affiliate of ours and
Intel                                   is not involved with this offering in
                                        any way. The obligations represented by
                                        the SPARQS are obligations of Morgan
                                        Stanley and not of Intel.

Where you can find more                 The SPARQS are senior notes issued as
information on the SPARQS               part of our Series C medium-term note
                                        program. You can find a general
                                        description of our Series C medium-term
                                        note program in the accompanying
                                        prospectus supplement dated June 11,
                                        2002. We describe the basic features of
                                        this type of note in the sections
                                        called "Description of Notes--Fixed
                                        Rate Notes" and "--Exchangeable Notes."

                                        For a detailed description of the terms
                                        of the SPARQS, including the specific
                                        mechanics for exercise of our call
                                        right, you should read the "Description
                                        of SPARQS" section in this pricing
                                        supplement. You should also read about
                                        some of the risks involved in investing
                                        in SPARQS in the section called "Risk
                                        Factors." The tax and accounting
                                        treatment of investments in
                                        equity-linked notes such as the SPARQS
                                        may differ from that of investments in
                                        ordinary debt securities or common
                                        stock. We urge you to consult with your
                                        investment, legal, tax, accounting and
                                        other advisors with regard to any
                                        proposed or actual investment in the
                                        SPARQS.

How to reach us                         You may contact your local Morgan
                                        Stanley branch office or our principal
                                        executive offices at 1585 Broadway, New
                                        York, New York 10036 (telephone number
                                        (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Intel Stock, there is no guaranteed return of principal. Investing in SPARQS is not equivalent to investing directly in Intel Stock. In addition, you do not have the right to exchange your SPARQS for Intel Stock prior to maturity. The return investors realize on the SPARQS may be limited by our call right. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior          The SPARQS combine features of equity
notes -- no guaranteed return           and debt. The terms of the SPARQS
of principal                            differ from those of ordinary debt
                                        securities in that we will not pay you
                                        a fixed amount at maturity. Our payout
                                        to you at maturity will be a number of
                                        shares of Intel Stock, subject to our
                                        right to call the SPARQS for cash at
                                        any time beginning August   , 2003. If
                                        the market price of Intel Stock at
                                        maturity is less than the market price
                                        on the day we offer the SPARQS for
                                        initial sale to the public and we have
                                        not called the SPARQS, we will pay you
                                        an amount of Intel Stock with a value
                                        that is less than the principal amount
                                        of the SPARQS.

Your appreciation                       The appreciation potential of the
potential may be limited by             SPARQS may be limited by our call
our call right                          right. The $       issue price of one
                                        SPARQS is equal to the market price of
                                        one share of Intel Stock on the day we
                                        offer the SPARQS for initial sale to
                                        the public. If we exercise our call
                                        right, you will receive the cash call
                                        price described under "Description of
                                        SPARQS--Call Price" below and not Intel
                                        Stock or an amount based upon the
                                        market price of Intel Stock. The
                                        payment you will receive in the event
                                        that we exercise our call right will
                                        depend upon the call date and will be
                                        an amount of cash per SPARQS that,
                                        together with all of the interest paid
                                        on the SPARQS to and including the call
                                        date, represents a yield to call of    %
                                        per annum on the issue price of the
                                        SPARQS from the date of issuance to but
                                        excluding the call date. We may call
                                        the SPARQS at any time on or after
                                        August   , 2003, including on the
                                        maturity date. You should not expect to
                                        obtain a total yield (including
                                        interest payments) of more than    %
                                        per annum on the issue price of the
                                        SPARQS to the date we exercise our call
                                        right.

Secondary trading                       There may be little or no secondary
may be limited                          market for the SPARQS. Although we will
                                        apply to list the SPARQS on the
                                        American Stock Exchange LLC, which we
                                        refer to as the AMEX, we may not meet
                                        the requirements for listing. Even if
                                        there is a secondary market, it may not
                                        provide significant liquidity. MS & Co.
                                        currently intends to act as a market
                                        maker for the SPARQS but is not
                                        required to do so.

Market price of the SPARQS              Several factors, many of which are
influenced by many                      beyond our control, will influence the
unpredictable factors                   value of the SPARQS. We expect that
                                        generally the market price of Intel
                                        Stock on any day will affect the value
                                        of the SPARQS more than any other
                                        single factor. However, because we have
                                        the right to call the SPARQS at any
                                        time beginning August   , 2003 for a
                                        call price that is not linked to the
                                        market price of Intel Stock, the SPARQS
                                        may trade differently from Intel Stock.
                                        Other factors that may influence the
                                        value of the SPARQS include:

                                        o    the volatility (frequency and
                                             magnitude of changes in price) of
                                             Intel Stock

                                        o    the dividend rate on Intel Stock

                                        o    economic, financial, political,
                                             regulatory or judicial events that
                                             affect stock markets generally and
                                             which may affect the market price
                                             of Intel Stock

                                        o    interest and yield rates in the
                                             market

                                        o    the time remaining until we can
                                             call the SPARQS and until the
                                             SPARQS mature

                                        o    our creditworthiness

                                        Some or all of these factors will
                                        influence the price you will receive if
                                        you sell your SPARQS prior to maturity.
                                        For example, you may have to sell your
                                        SPARQS at a substantial discount from
                                        the principal amount if the market
                                        price of Intel Stock is at, below, or
                                        not sufficiently above the initial
                                        market price.

                                        You cannot predict the future
                                        performance of Intel Stock based on its
                                        historical performance. The price of
                                        Intel Stock may decrease so that you
                                        will receive at maturity an amount of
                                        Intel Stock worth less than the
                                        principal amount of the SPARQS. We
                                        cannot guarantee that the price of
                                        Intel Stock will increase so that you
                                        will receive at maturity an amount of
                                        Intel Stock worth more than the
                                        principal amount of the SPARQS. If we
                                        exercise our call right and call the
                                        SPARQS, you will receive the cash call
                                        price and not Intel Stock, and your
                                        yield to the call date (including all
                                        of the interest paid on the SPARQS)
                                        will be    % per annum on the issue
                                        price of each SPARQS, which may be more
                                        or less than the yield on a direct
                                        investment in Intel Stock.

No affiliation with                     We are not affiliated with Intel. We or
Intel                                   our affiliates may presently or from
                                        time to time engage in business with
                                        Intel, including extending loans to, or
                                        making equity investments in, Intel or
                                        providing advisory services to Intel,
                                        including merger and acquisition
                                        advisory services. In the course of our
                                        business, we or our affiliates may
                                        acquire non-public information about
                                        Intel. Neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. Moreover, we
                                        have no ability to control or predict
                                        the actions of Intel, including any
                                        corporate actions of the type that
                                        would require the calculation agent to
                                        adjust the payout to you at maturity.
                                        We or our affiliates from time to time
                                        have published and in the future may
                                        publish research reports with respect
                                        to Intel. These research reports may or
                                        may not recommend that investors buy or
                                        hold Intel Stock. Intel is not involved
                                        in the offering of the SPARQS in any
                                        way and has no obligation to consider
                                        your interest as an owner of SPARQS in
                                        taking any corporate actions that might
                                        affect the value of your SPARQS. None
                                        of the money you pay for the SPARQS
                                        will go to Intel.

You have no                             As an owner of SPARQS, you will not
shareholder rights                      have voting rights or rights to receive
                                        dividends or other distributions or any
                                        other rights with respect to Intel
                                        Stock.

The antidilution adjustments            MS & Co., as calculation agent, will
we are required to make do              adjust the amount payable at maturity
not cover every corporate               for certain events affecting Intel
event that can affect Intel             Stock, such as stock splits and stock
Stock                                   dividends, and certain other corporate
                                        actions involving Intel, such as
                                        mergers. However, the calculation agent
                                        is not required to make an adjustment
                                        for every corporate event that can
                                        affect Intel Stock. For example, the
                                        calculation agent is not required to
                                        make any adjustments if Intel or anyone
                                        else makes a partial tender or partial
                                        exchange offer for Intel Stock. If an
                                        event occurs that does not require the
                                        calculation agent to adjust the amount
                                        of Intel Stock payable at maturity, the
                                        market price of the SPARQS may be
                                        materially and adversely affected.

Adverse economic interests of           As calculation agent, our affiliate MS
the calculation agent and its           & Co. will calculate the cash amount
affiliates may influence                you will receive if we call the SPARQS
determinations                          and what adjustments should be made to
                                        the exchange ratio to reflect certain
                                        corporate and other events. We expect
                                        that MS & Co. and other affiliates will
                                        carry out hedging activities related to
                                        the SPARQS (and possibly to other
                                        instruments linked to Intel Stock),
                                        including trading in Intel Stock as
                                        well as in other instruments related to
                                        Intel Stock. Any of these hedging
                                        activities and MS & Co.'s affiliation
                                        with us could influence MS & Co.'s
                                        determinations as calculation agent,
                                        including with respect to adjustments
                                        to the exchange ratio. MS & Co. and
                                        some of our other subsidiaries also
                                        trade Intel Stock and other financial
                                        instruments related to Intel Stock on a
                                        regular basis as part of their general
                                        broker-dealer and other businesses. Any
                                        of these trading activities could
                                        potentially affect the price of Intel
                                        Stock and, accordingly, could affect
                                        your payout on the SPARQS.

Because the characterization            You should also consider the tax
of the SPARQS for federal               consequences of investing in the
income tax purposes is                  SPARQS. There is no direct legal
uncertain, the material                 authority as to the proper tax
federal income tax                      treatment of the SPARQS, and therefore
consequences of an                      significant aspects of the tax
investment in the SPARQS                treatment of the SPARQS are uncertain.
are uncertain                           Pursuant to the terms of the SPARQS,
                                        Morgan Stanley and you agree to treat a
                                        SPARQS as an investment unit consisting
                                        of (A) a terminable forward contract
                                        and (B) a deposit with us of a fixed
                                        amount of cash to secure your
                                        obligation under the terminable forward
                                        contract, as described in the section
                                        of this pricing supplement called
                                        "Description of SPARQS--United States
                                        Federal Income Taxation--General." The
                                        terminable forward contract (i)
                                        requires you (subject to our call
                                        right) to purchase Intel Stock from us
                                        at maturity, and (ii) allows us, upon
                                        exercise of our call right, to
                                        terminate the terminable forward
                                        contract by returning your deposit and
                                        paying to you an amount of cash equal
                                        to the difference between the deposit
                                        and the call price. If the Internal
                                        Revenue Service (the "IRS") were
                                        successful in asserting an alternative
                                        characterization for the SPARQS, the
                                        timing and character of income on the
                                        SPARQS and your basis for Intel Stock
                                        received in exchange for the SPARQS may
                                        differ. We do not plan to request a
                                        ruling from the IRS regarding the tax
                                        treatment of the SPARQS, and the IRS or
                                        a court may not agree with the tax
                                        treatment described in this pricing
                                        supplement. Please read carefully the
                                        section of this pricing supplement
                                        called "Description of SPARQS--United
                                        States Federal Income Taxation."

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $ principal amount of our 7% SPARQS due January 30, 2004, Mandatorily Exchangeable for Shares of Common Stock of Intel Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Maturity Date.........................  January 30, 2004, subject to extension in accordance with the following
                                        paragraph in the event of a Market
                                        Disruption Event on January 20, 2004.

                                        If the Final Call Notice Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise and we elect to call
                                        the SPARQS, the Maturity Date will be
                                        postponed so that the Maturity Date
                                        will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date" below.

Interest Rate.........................  7% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates................  October 30, 2002, January 30, 2003,
                                        April 30, 2003, July 30, 2003, October
                                        30, 2003 and the Maturity Date.

Record Date...........................  The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such Interest
                                        Payment Date, whether or not that date
                                        is a Business Day; provided, however,
                                        that in the event that we call the
                                        SPARQS, no Interest Payment Date will
                                        occur after the Morgan Stanley Notice
                                        Date, except for any Interest Payment
                                        Date for which the Morgan Stanley
                                        Notice Date falls on or after the
                                        "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex- interest" date for
                                        any interest payment is the date on
                                        which purchase transactions in the
                                        SPARQS no longer carry the right to
                                        receive such interest payment.

Specified Currency....................  U.S. Dollars

Issue Price...........................  $       per SPARQS

Original Issue Date (Settlement Date).  August    , 2002

CUSIP.................................  61744Y330

Denominations.........................  $       and integral multiples thereof

Morgan Stanley Call Right.............  On any scheduled Trading Day on or
                                        after August    , 2003 or on the
                                        Maturity Date, we may call the SPARQS,
                                        in whole but not in part, for the Call
                                        Price. If we call the SPARQS, the cash
                                        Call Price and any accrued but unpaid
                                        interest on the SPARQS will be
                                        delivered to you on the Call Date fixed
                                        by us and set forth in our
                                        notice of mandatory exchange, upon
                                        delivery of your SPARQS to the Trustee.
                                        We will, or will cause the Calculation
                                        Agent to, deliver such cash to the
                                        Trustee for delivery to you.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date................  January 20, 2004; provided that if
                                        January 20, 2004 is not a Trading Day
                                        or if a Market Disruption Event occurs
                                        on such day, the Final Call Notice Date
                                        will be the immediately succeeding
                                        Trading Day on which no Market
                                        Disruption Event occurs.

Call Date.............................  The day specified by us in our notice of mandatory exchange, on which we will
                                        deliver cash to holders of SPARQS for
                                        mandatory exchange, which day may be
                                        any scheduled Trading Day on or after
                                        August   , 2003 or the Maturity Date
                                        (regardless of whether the Maturity
                                        Date is a scheduled Trading Day).

Call Price............................  The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments
                                        on each SPARQS), discounted to the
                                        Original Issue Date from the applicable
                                        payment date at the Yield to Call rate
                                        of    % per annum computed on the basis
                                        of a 360-day year of twelve 30-day
                                        months, equals the Issue Price, as
                                        determined by the Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on August   , 2003
                                        (which is the earliest date on which we
                                        may call the SPARQS) and on any
                                        subsequent scheduled Interest Payment
                                        Date through the Maturity Date:

                                        Call Date                    Call Price
                                        ---------                    ----------
                                        August    , 2003........... $
                                        October 30, 2003........... $
                                        January 30, 2004........... $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after August    , 2003 or on the
                                        Maturity Date.

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call.........................  The Yield to Call on the SPARQS is
                                           %, which means that the annualized
                                        rate of return that you will receive on
                                        the Issue Price of the SPARQS if we
                                        call the SPARQS will be    %. The
                                        calculation of the Yield to Call takes
                                        into account the Issue Price of the
                                        SPARQS, the time to the Call Date, and
                                        the amount and timing of interest
                                        payments on the SPARQS, as well as the
                                        Call Price. If we
                                        call the SPARQS on any particular Call
                                        Date, the Call Price will be an amount
                                        so that the Yield to Call on the SPARQS
                                        to but excluding the Call Date will be
                                           % per annum. See Annex A to this
                                        pricing supplement.

Exchange at Maturity..................  Unless we have called the SPARQS, at maturity, upon delivery of the SPARQS
                                        to the Trustee, we will apply the
                                        $       principal amount of each SPARQS
                                        as payment for and will deliver a
                                        number of shares of Intel Stock at the
                                        Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, on or prior to 10:30
                                        a.m. on the Trading Day immediately
                                        prior to maturity of the SPARQS, of the
                                        amount of Intel Stock to be delivered
                                        with respect to the $       principal
                                        amount of each SPARQS and (ii) deliver
                                        such shares of Intel Stock (and cash in
                                        respect of interest and any fractional
                                        shares of Intel Stock) to the Trustee
                                        for delivery to the holders on the
                                        Maturity Date.

                                        If the maturity of the SPARQS is
                                        accelerated because of the consummation
                                        of a Reorganization Event (as defined
                                        under paragraph 5 under "--Antidilution
                                        Adjustments" below) where the Exchange
                                        Property consists only of cash or
                                        because of an event described under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below, we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        two Business Days after the date of
                                        acceleration.

No Fractional Shares..................  Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of Intel
                                        Stock due with respect to all of such
                                        SPARQS, as described above, but we will
                                        pay cash in lieu of delivering any
                                        fractional share of Intel Stock in an
                                        amount equal to the corresponding
                                        fractional Market Price of such
                                        fraction of a share of Intel Stock as
                                        determined by the Calculation Agent as
                                        of the second scheduled Trading Day
                                        prior to maturity of the SPARQS.

Exchange Ratio........................  1.0, subject to adjustment for certain corporate events relating to Intel. See
                                        "--Antidilution Adjustments" below.

Market Price..........................  If Intel Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Intel
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Intel Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Intel Stock (or any
                                        such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Intel Stock (or any
                                        such other security) obtained from as
                                        many dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Acceleration Event....................  If on any date the product of the
                                        Market Price per share of Intel Stock
                                        and the Exchange Ratio is less than
                                        $2.00, the maturity date of the SPARQS
                                        will be deemed to be accelerated as of
                                        such date, and we will apply the
                                        $       principal amount of each SPARQS
                                        as payment for and will deliver on the
                                        third Business Day following the date
                                        of acceleration a number of shares of
                                        Intel Stock at the then current
                                        Exchange Ratio, plus accrued but unpaid
                                        interest to but excluding the date of
                                        acceleration. See also "--Antidilution
                                        Adjustments" below.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for the underwritten offering
   of SPARQS..........................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be rounded to the nearest
                                        one hundred-
                                        thousandth, with five one-millionths
                                        rounded upward (e.g., .876545 would be
                                        rounded to .87655); all dollar amounts
                                        related to the Call Price resulting
                                        from such calculations will be rounded
                                        to the nearest ten-thousandth, with
                                        five one hundred-thousandths rounded
                                        upward (e.g., .76545 would be rounded
                                        to .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Market Price or whether
                                        a Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments" and
                                        "--Market Disruption Event" below. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Intel Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Exchange Ratio will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and the number of shares issued
                                        in such stock split or reverse stock
                                        split with respect to one share of
                                        Intel Stock.

                                        2. If Intel Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Intel Stock) that is given
                                        ratably to all holders of shares of
                                        Intel Stock or (ii) to a distribution
                                        of Intel Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Intel, then once
                                        the dividend has become effective and
                                        Intel Stock is trading ex-dividend, the
                                        Exchange Ratio will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of Intel Stock and
                                        (ii) the prior Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Intel Stock other than
                                        distributions described in clauses (i),
                                        (iv) and (v) of paragraph 5 below and
                                        Extraordinary Dividends as described
                                        below. A cash dividend or other
                                        distribution with respect to Intel
                                        Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for Intel
                                        Stock by an amount equal to at least
                                        10% of the Market Price of Intel Stock
                                        (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Intel Stock, the Exchange
                                        Ratio with respect to Intel Stock will
                                        be adjusted on the ex-dividend date
                                        with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Intel Stock
                                        will equal (i) in the case of cash
                                        dividends or other distributions that
                                        constitute regular dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding
                                        non-Extraordinary Dividend for Intel
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute regular dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        Intel Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If Intel issues rights or warrants
                                        to all holders of Intel Stock to
                                        subscribe for or purchase Intel Stock
                                        at an exercise price per share less
                                        than the Market Price of Intel Stock on
                                        both (i) the date the exercise price of
                                        such rights or warrants is determined
                                        and (ii) the expiration date of such
                                        rights or warrants, and if the
                                        expiration date of such rights or
                                        warrants precedes the maturity of the
                                        SPARQS, then the Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Intel Stock
                                        outstanding immediately prior to the
                                        issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Intel Stock offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of Intel
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Intel Stock which the aggregate
                                        offering price of the total number of
                                        shares of Intel Stock so offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants would purchase
                                        at the Market Price on the expiration
                                        date of such rights or warrants, which
                                        shall be determined by multiplying such
                                        total number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Market Price.

                                        5. If (i) there occurs any
                                        reclassification or change of Intel
                                        Stock, including, without limitation,
                                        as a result of the issuance of any
                                        tracking stock by Intel, (ii) Intel or
                                        any surviving entity or subsequent
                                        surviving entity of Intel (an "Intel
                                        Successor") has been subject to a
                                        merger, combination or consolidation
                                        and is not the surviving entity, (iii)
                                        any statutory exchange of securities of
                                        Intel or any Intel Successor with
                                        another corporation occurs (other than
                                        pursuant to clause (ii) above), (iv)
                                        Intel is liquidated, (v) Intel issues
                                        to all of its shareholders equity
                                        securities of an issuer other than
                                        Intel (other than in a transaction
                                        described in clause (ii), (iii) or (iv)
                                        above) (a "Spin-off Event") or (vi) a
                                        tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of Intel Stock (any such event
                                        in clauses (i) through (vi), a
                                        "Reorganization Event"), the method of
                                        determining the amount payable upon
                                        exchange at maturity for each SPARQS
                                        will be adjusted to provide that each
                                        holder of SPARQS will receive at
                                        maturity, in respect of the $
                                        principal amount of each SPARQS,
                                        securities, cash or any other assets
                                        distributed to holders of Intel Stock
                                        in or as a result of any such
                                        Reorganization Event, including (i) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of Intel
                                        Stock, (ii) in the case of a Spin-off
                                        Event, the share of Intel Stock with
                                        respect to which the spun-off security
                                        was issued, and (iii) in the case of
                                        any other Reorganization Event where
                                        Intel Stock continues to be held by the
                                        holders receiving such distribution,
                                        the Intel Stock (collectively, the
                                        "Exchange Property"), in an amount with
                                        a value equal to the amount of Exchange
                                        Property delivered with respect to a
                                        number of shares of Intel Stock equal
                                        to the Exchange Ratio at the time of
                                        the Reorganization Event.
                                        Notwithstanding the above, if the
                                        Exchange Property received in any such
                                        Reorganization Event consists only of
                                        cash, the maturity date of the SPARQS
                                        will be deemed to be accelerated to the
                                        date on which such cash is distributed
                                        to holders of Intel Stock (unless we
                                        exercise the Morgan Stanley Call Right)
                                        and holders will receive for each
                                        SPARQS promptly following the date of
                                        acceleration in lieu of any Intel Stock
                                        and as liquidated damages in full
                                        satisfaction of Morgan Stanley's
                                        obligations under the SPARQS the lesser
                                        of (i) the product of (x) the amount of
                                        cash received per share of Intel Stock
                                        and (y) the then current Exchange Ratio
                                        and (ii) the Call Price calculated as
                                        though the date of acceleration were
                                        the Call Date (regardless of whether
                                        the date of acceleration is a day which
                                        occurs prior to August   , 2003). If
                                        Exchange Property consists of more than
                                        one type of property, holders of SPARQS
                                        will receive at maturity a pro rata
                                        share of each such type of Exchange
                                        Property. If Exchange Property includes
                                        a cash component, holders will not
                                        receive any interest accrued on such
                                        cash component. In the event Exchange
                                        Property consists of securities, those
                                        securities will, in turn, be subject to
                                        the antidilution adjustments set forth
                                        in paragraphs 1 through 5.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going- private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least 0.1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the
                                        nearest one hundred-thousandth, with
                                        five one-millionths rounded upward.
                                        Adjustments to the Exchange Ratio will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be made other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Market Price of
                                        Intel Stock, including, without
                                        limitation, a partial tender or
                                        exchange offer for Intel Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio or method of calculating
                                        the Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS in
                                        accordance with paragraph 5 above upon
                                        written request by any holder of the
                                        SPARQS.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Intel Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Intel Stock on the primary market
                                            for Intel Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Intel Stock as a
                                            result of which the reported
                                            trading prices for Intel Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Intel
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue
                                        trading in the relevant options
                                        contract will not constitute a Market
                                        Disruption Event, (3) limitations
                                        pursuant to NYSE Rule 80A (or any
                                        applicable rule or regulation enacted
                                        or promulgated by the NYSE, any other
                                        self-regulatory organization or the
                                        Securities and Exchange Commission (the
                                        "Commission") of scope similar to NYSE
                                        Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations shall
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in options
                                        contracts on Intel Stock by the primary
                                        securities market trading in such
                                        options, if available, by reason of (x)
                                        a price change exceeding limits set by
                                        such securities exchange or market, (y)
                                        an imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to Intel
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Intel
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS
                                        shall be determined by the Calculation
                                        Agent and shall be an amount in cash
                                        equal to the lesser of (i) the product
                                        of (x) the Market Price of Intel Stock
                                        (and any Exchange Property) as of the
                                        date of such acceleration and (y) the
                                        then current Exchange Ratio and (ii)
                                        the Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (regardless of whether the date of
                                        acceleration is a day which occurs
                                        prior to August   , 2003), in each case
                                        plus accrued but unpaid interest to but
                                        excluding the date of acceleration;
                                        provided that if we have called the
                                        SPARQS in accordance with the Morgan
                                        Stanley Call Right, the amount declared
                                        due and payable upon any such
                                        acceleration shall be an amount in cash
                                        for each SPARQS equal to the Call Price
                                        for the Call Date specified in our
                                        notice of mandatory exchange, plus
                                        accrued but unpaid interest to but
                                        excluding the date of acceleration.

Intel Stock; Public
Information...........................  Intel Corporation is a semiconductor chip maker and supplies the computing
                                        and communications industries with
                                        chips, boards and systems building
                                        blocks that are integral to computers,
                                        servers and networking and
                                        communications products. Intel Stock is
                                        registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website
                                        maintained by the Commission. The
                                        address of the Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Intel pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        0-6217. In addition, information
                                        regarding Intel may be obtained from
                                        other sources including, but not
                                        limited to, press releases, newspaper
                                        articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Intel Stock or other
                                        securities of Intel. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Intel from
                                        the publicly available documents
                                        described in the preceding paragraph.
                                        Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Intel in
                                        connection with the offering of the
                                        SPARQS. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents or any other
                                        publicly available information
                                        regarding Intel is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Intel Stock (and
                                        therefore the price of Intel Stock at
                                        the time we price the SPARQS) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Intel
                                        could affect the value received at
                                        maturity with respect to the SPARQS and
                                        therefore the trading prices of the
                                        SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Intel Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Intel, including extending loans
                                        to, or making equity investments in,
                                        Intel or providing advisory services to
                                        Intel, including merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information with
                                        respect to Intel, and neither we nor
                                        any of our affiliates undertakes to
                                        disclose any such information to you.
                                        In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to Intel. The statements
                                        in the preceding two sentences are not
                                        intended to affect the rights of
                                        holders of the SPARQS under the
                                        securities laws. As a prospective
                                        purchaser of SPARQS, you should
                                        undertake an independent investigation
                                        of Intel as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Intel Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Intel Stock during 1999, 2000, 2001 and
                                        2002 through July 23, 2002. The Market
                                        Price of Intel Stock on July 23, 2002
                                        was $17.81. We obtained the Market
                                        Prices and other information
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate. You should not take the
                                        historical prices of Intel Stock as an
                                        indication of future performance. The
                                        price of Intel Stock may decrease so
                                        that at maturity you will receive an
                                        amount of Intel Stock worth less than
                                        the principal amount of the SPARQS. We
                                        cannot give you any assurance that the
                                        price of Intel Stock will increase so
                                        that at maturity you will receive an
                                        amount of Intel Stock worth more than
                                        the principal amount of the SPARQS. To
                                        the extent that the Market Price at
                                        maturity of shares of Intel Stock at
                                        the Exchange Ratio is less than the
                                        Issue Price of the SPARQS and the
                                        shortfall is not offset by the coupon
                                        paid on the SPARQS, you will lose money
                                        on your investment.

                                                                            High       Low     Dividends
                                                                            ----       ---     ---------
                                        (CUSIP 458140100)
                                        1999
                                        First Quarter.................  $   35.23  $   27.45   $   .010
                                        Second Quarter................      33.03      25.25       .015
                                        Third Quarter.................      44.66      31.44       .015
                                        Fourth Quarter................      42.53      32.56       .015
                                        2000
                                        First Quarter.................      72.03      39.38       .015
                                        Second Quarter................      69.50      53.03       .015
                                        Third Quarter.................      74.88      41.56       .020
                                        Fourth Quarter................      46.69      30.06       .020
                                        2001
                                        First Quarter.................      37.81      24.63       .020
                                        Second Quarter ...............      32.49      22.63       .020
                                        Third Quarter ................      32.11      19.30       .020
                                        Fourth Quarter................      34.61      19.54       .020
                                        2002
                                        First Quarter.................      35.79      28.55       .020
                                        Second Quarter................      31.20      18.27       .020
                                        Third Quarter
                                          (through July 23, 2002).....      19.54      16.57       .020

                                        Historical prices have been adjusted
                                        for two 2-for-1 stock splits, which
                                        became effective in the second quarter
                                        of 1999 and the third quarter of 2000,
                                        respectively.

                                        We make no representation as to the
                                        amount of dividends, if any, that Intel
                                        will pay in the future. In any event,
                                        as a holder of the SPARQS, you will not
                                        be entitled to receive dividends, if
                                        any, that may be payable on Intel
                                        Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the SPARQS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the SPARQS by taking positions in
                                        Intel Stock, in options contracts on
                                        Intel Stock listed on major securities
                                        markets
                                        or positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. In the event that we pursue
                                        such a hedging strategy, the price at
                                        which we are able to purchase such
                                        positions may be a factor in
                                        determining the pricing of the SPARQS.
                                        Purchase activity could potentially
                                        increase the price of Intel Stock, and
                                        therefore effectively increase the
                                        level at which Intel Stock must trade
                                        before you would receive at maturity an
                                        amount of Intel Stock worth as much as
                                        or more than the principal amount of
                                        the SPARQS. Although we have no reason
                                        to believe that our hedging activity
                                        will have a material impact on the
                                        price of Intel Stock, we cannot give
                                        any assurance that we will not affect
                                        such price as a result of our hedging
                                        activities. Through our subsidiaries,
                                        we are likely to modify our hedge
                                        position throughout the life of the
                                        SPARQS by purchasing and selling Intel
                                        Stock, options contracts on Intel Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date; provided that the price
                                        will be $       per SPARQS and the
                                        underwriting discounts and commissions
                                        will be $      per SPARQS for purchasers
                                        of 100,000 or more SPARQS in any single
                                        transaction, subject to the holding
                                        period requirements described below;
                                        provided further that the price will be
                                        $      per SPARQS and the underwriting
                                        discounts and commissions will be $
                                        per SPARQS for purchasers of 500,000 or
                                        more SPARQS in any single transaction,
                                        subject to the holding period
                                        requirements described below. The Agent
                                        may allow a concession not in excess of
                                           % of the principal amount of the
                                        SPARQS to other dealers. We expect to
                                        deliver the SPARQS against payment
                                        therefor in New York, New York on
                                        August   , 2002. After the initial
                                        offering of the SPARQS, the Agent may
                                        vary the offering price and other
                                        selling terms from time to time.

                                        Where an investor purchases in a single
                                        transaction at the applicable reduced
                                        price either (i) 500,000 or more SPARQS
                                        or (ii) 100,000 or more SPARQS,
                                        approximately    % of the SPARQS
                                        purchased by the investor (for a
                                        minimum purchase of 500,000 SPARQS) or
                                        approximately    % of the SPARQS
                                        purchased by the investor (for a
                                        minimum purchase of 100,000 SPARQS) (in
                                        each case, the "Delivered SPARQS") will
                                        be delivered on the Settlement Date.
                                        The balance of (i) approximately    % of
                                        the SPARQS or (ii) approximately    % of
                                        the SPARQS, as applicable, (the
                                        "Escrowed SPARQS") purchased by the
                                        investor will be held in escrow at MS &
                                        Co. for the benefit of the investor and
                                        delivered to such investor if the
                                        investor and any accounts in which the
                                        investor may have deposited any of its
                                        Delivered

                                        SPARQS have held all of the Delivered
                                        SPARQS for 30 calendar days following
                                        the Original Issue Date or any shorter
                                        period deemed appropriate by the Agent.
                                        If an investor or any account in which
                                        the investor has deposited any of its
                                        Delivered SPARQS fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed SPARQS will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed SPARQS
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per SPARQS for such
                                        investors to 100% of the principal
                                        amount of the SPARQS. Should investors
                                        who are subject to the holding period
                                        requirement sell their SPARQS once the
                                        holding period is no longer applicable,
                                        the market price of the SPARQS may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Intel Stock. Specifically,
                                        the Agent may sell more SPARQS than it
                                        is obligated to purchase in connection
                                        with the offering or may sell Intel
                                        Stock it does not own, creating a naked
                                        short position in the SPARQS or Intel
                                        Stock, respectively, for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        SPARQS or Intel Stock in the open
                                        market. A naked short position is more
                                        likely to be created if the Agent is
                                        concerned that there may be downward
                                        pressure on the price of the SPARQS or
                                        Intel Stock in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, SPARQS or Intel Stock in
                                        the open market to stabilize the price
                                        of the SPARQS. Any of these activities
                                        may raise or maintain the market price
                                        of the SPARQS above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the SPARQS. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as
                                        many individual retirement accounts and
                                        Keogh plans (also "Plans"). Prohibited
                                        transactions within the meaning of
                                        ERISA or the Code would likely arise,
                                        for example, if the SPARQS are acquired
                                        by or with the assets of a Plan with
                                        respect to which MS & Co., MSDWI or any
                                        of their affiliates is a service
                                        provider, unless the SPARQS are
                                        acquired pursuant to an exemption from
                                        the "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        holder is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        holder of the SPARQS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        (or insurance
                                        companies deemed to be investing ERISA
                                        plan assets) purchasing the SPARQS
                                        should also consider the possible
                                        implications of owning Intel Stock upon
                                        exchange of the SPARQS at maturity.
                                        Purchasers of the SPARQS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the SPARQS do
                                        not violate the prohibited transaction
                                        rules of ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial holders of
                                        the SPARQS purchasing the SPARQS at the
                                        Issue Price, who will hold the SPARQS
                                        as capital assets within the meaning of
                                        Section 1221 of the Code. This summary
                                        is based on the Code, administrative
                                        pronouncements, judicial decisions and
                                        currently effective and proposed
                                        Treasury Regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described herein. This
                                        summary does not address all aspects of
                                        U.S. federal income taxation that may
                                        be relevant to a particular holder in
                                        light of its individual circumstances
                                        or to certain types of holders subject
                                        to special treatment under the U.S.
                                        federal income tax laws (e.g.,
                                        taxpayers who are not U.S. Holders, as
                                        defined below, certain financial
                                        institutions, tax-exempt organizations,
                                        dealers in options or securities, or
                                        persons who hold a SPARQS as a part of
                                        a hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction). As the law applicable to
                                        the U.S. federal income taxation of
                                        instruments such as the SPARQS is
                                        technical and complex, the discussion
                                        below necessarily represents only a
                                        general summary. Moreover, the effect
                                        of any applicable state, local or
                                        foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the SPARQS, we
                                        and every holder of a SPARQS agree (in
                                        the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a SPARQS for
                                        all tax purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (A) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (i) requires the holder
                                        of the SPARQS (subject to the Morgan
                                        Stanley Call Right) to purchase, and us
                                        to sell, for an amount equal to $
                                        (the "Forward Price"), Intel Stock at
                                        maturity and (ii) allows us, upon
                                        exercise of the Morgan Stanley Call
                                        Right, to terminate the Terminable
                                        Forward Contract by returning to the
                                        holder the Deposit (as defined below)
                                        and paying to the holder an amount of
                                        cash equal to the difference between
                                        the Deposit and the Call Price; and (B)
                                        a deposit with us of a fixed amount of
                                        cash, equal to the Issue Price, to
                                        secure the holder's obligation to
                                        purchase Intel Stock (the "Deposit"),
                                        which Deposit bears an annual yield of
                                           % per annum, which yield is based on
                                        our cost of borrowing. Under this
                                        characterization, less than the full
                                        quarterly payments on the SPARQS will
                                        be attributable to the yield on the
                                        Deposit. Accordingly, the excess of the
                                        quarterly payments on the SPARQS over
                                        the portion of those payments
                                        attributable to the yield on the
                                        Deposit will represent payments
                                        attributable to the holders' entry into
                                        the Terminable

                                        Forward Contract (the "Contract Fees").
                                        Furthermore, based on our determination
                                        of the relative fair market values of
                                        the Components at the time of issuance
                                        of the SPARQS, we will allocate 100% of
                                        the Issue Price of the SPARQS to the
                                        Deposit and none to the Terminable
                                        Forward Contract. Our allocation of the
                                        Issue Price among the Components will
                                        be binding on a holder of the SPARQS,
                                        unless such holder timely and
                                        explicitly discloses to the IRS that
                                        its allocation is different from ours.
                                        The treatment of the SPARQS described
                                        above and our allocation are not,
                                        however, binding on the IRS or the
                                        courts. No statutory, judicial or
                                        administrative authority directly
                                        addresses the characterization of the
                                        SPARQS or instruments similar to the
                                        SPARQS for U.S. federal income tax
                                        purposes, and no ruling is being
                                        requested from the IRS with respect to
                                        the SPARQS. Due to the absence of
                                        authorities that directly address
                                        instruments that are similar to the
                                        SPARQS, Tax Counsel is unable to render
                                        an opinion as to the proper U.S.
                                        federal income tax characterization of
                                        the SPARQS. As a result, significant
                                        aspects of the U.S. federal income tax
                                        consequences of an investment in the
                                        SPARQS are not certain, and no
                                        assurance can be given that the IRS or
                                        the courts will agree with the
                                        characterization described herein.
                                        Accordingly, you are urged to consult
                                        your tax advisor regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to United
                                        States federal income taxation
                                        regardless of its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the federal
                                        income tax treatment of Contract Fees
                                        is uncertain, we intend to take the
                                        position that any Contract Fees with
                                        respect to the SPARQS constitute
                                        taxable income to a U.S. Holder at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Intel Stock, and
                                        the U.S. Holder would not recognize any
                                        gain or loss with respect to any Intel
                                        Stock received. With respect to any
                                        cash received upon maturity (other than
                                        in respect of any accrued interest on
                                        the Deposit and, possibly, any accrued
                                        Contract Fees), a U.S. Holder would
                                        recognize gain or loss. The amount of
                                        such gain or loss would be the extent
                                        to which the amount of such cash
                                        received differs from the pro rata
                                        portion of the Forward Price allocable
                                        to the cash as described in the
                                        following paragraph. Any such gain or
                                        loss would generally be capital gain or
                                        loss, as the case may be.

                                        With respect to any Intel Stock
                                        received upon maturity, the U.S. Holder
                                        would have an adjusted tax basis in the
                                        Intel Stock equal to the pro rata
                                        portion of the Forward Price allocable
                                        to it. The allocation of the Forward
                                        Price between cash and Intel Stock
                                        should be based on the amount of the
                                        cash received (excluding cash in
                                        respect of any accrued interest on the
                                        Deposit and, possibly, any accrued
                                        Contract Fees) and the relative fair
                                        market value of Intel Stock as of the
                                        Maturity Date. The holding period for
                                        any Intel Stock received would start on
                                        the day after the maturity of the
                                        SPARQS.

                                        U.S. Holders should note that while any
                                        accrued but unpaid interest on the
                                        Deposit and any Contract Fees would be
                                        taxable as ordinary income, any gain or
                                        loss recognized upon the final
                                        settlement of the Terminable Forward
                                        Contract generally would be capital
                                        gain or loss. The distinction between
                                        capital gain or loss and ordinary gain
                                        or loss is potentially significant in
                                        several respects. For example,
                                        limitations apply to a U.S. Holder's
                                        ability to offset capital losses
                                        against ordinary income, and certain
                                        U.S. Holders may be subject to lower
                                        U.S. federal income tax rates with
                                        respect to long-term capital gain than
                                        with respect to ordinary gain. U.S.
                                        Holders should consult their tax
                                        advisors with respect to the treatment
                                        of capital gain or loss on a SPARQS.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS or upon their retirement prior
                                        to maturity pursuant to the Morgan
                                        Stanley Call Right, a U.S. Holder would
                                        recognize taxable gain or loss equal to
                                        the difference between the amount
                                        realized on such sale, exchange or
                                        retirement and the U.S. Holder's tax
                                        basis in the SPARQS so sold, exchanged
                                        or retired. Any such gain or loss
                                        would generally be capital gain or
                                        loss, as the case may be. Such U.S.
                                        Holder's tax basis in the SPARQS would
                                        generally equal the U.S. Holder's tax
                                        basis in the Deposit. For these
                                        purposes, the amount realized does not
                                        include any amount attributable to
                                        accrued but unpaid interest payments on
                                        the Deposit, which would be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above. It is uncertain
                                        whether the amount realized includes
                                        any amount attributable to accrued but
                                        unpaid Contract Fees. U.S. Holders
                                        should consult their tax advisors
                                        regarding the treatment of accrued but
                                        unpaid Contract Fees upon the sale,
                                        exchange or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue as original issue discount
                                        income, subject to adjustments, at a
                                        "comparable yield" on the Issue Price.
                                        In addition, a U.S. Holder would
                                        recognize income upon maturity of the
                                        SPARQS to the extent that the value of
                                        Intel Stock and cash (if any) received
                                        exceeds the adjusted issue price.
                                        Furthermore, any gain realized with
                                        respect to the SPARQS would generally
                                        be treated as ordinary income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative federal income tax
                                        characterizations or treatments of the
                                        SPARQS are also possible, and if
                                        applied could also affect the timing
                                        and the character of the income or loss
                                        with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting a
                                        prepaid forward contract. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        tax advisors regarding the U.S. federal
                                        income tax consequences of an
                                        investment in the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Information reporting and backup
                                        withholding may apply in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        such U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.

                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of August 16, 2003, November 15, 2003 and January 30, 2004 (the scheduled Maturity Date) based on the following hypothetical terms:

     o    Original Issue Date: August 15, 2002
     o Interest Payment Dates: Each January 30, April 30, July 30 and October 30, beginning October 30, 2002
     o Yield to Call: 31.00% per annum (computed on the basis of a 360-day year of twelve 30-day months)
     o    Issue Price: $18.50 per SPARQS
     o    Interest Rate: 7% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date from the applicable payment date at the hypothetical Yield to Call rate of 31.00% per annum, equals the Issue Price.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS, i.e., the interest payments, are discounted to their present value on the Original Issue Date at the applicable Discount Factor, based on a rate equal to the Yield to Call. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of August 16, 2003 is $1.1024 ($.2550 + $.2861 + $.2674 + $.2500 + $.0439).

     o Since the present value of all payments on the SPARQS to and including the Call Date must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of August 16, 2003, the present value of the Call Price is $17.3976 ($18.50 - $1.1024).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of August 16, 2003, the Call Price is therefore $22.8079, which is the amount that if paid on August 16, 2003 has a present value on the Original Issue Date of $17.3976, based on the applicable Discount Factor.

                                    o   o   o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                         Call Date of August 16, 2003
                         ----------------------------

                                                                                                                         Present
                                                                                                                          Value
                                                                                                                       at Original
                                                                                                                        Issue Date
                                                                                                                         of Cash
                                         Accrued but                                         Years from                  Received
                                            Unpaid                               Days from    Original     Discount     on Payment
                      Issue    Interest    Interest                 Total Cash    Original     Issue        Factor       Date at
                      Price    Payments  Received on  Call Price   Received on     Issue        Date       at Yield       Yield
Payment Date          Paid     Received   Call Date   Received(1)  Payment Date    Date(2)  (Days(2)/360)  to Call(3)    to Call
------------        ---------  --------  -----------  -----------  ------------  ---------  -------------  ----------  -----------
August 15, 2002     ($18.5000)   --          --         --             --              0       0.00000     100.000%       --

October 30, 2002      --         $.2698      --         --             $.2698         75        .20833      94.530%       $.2550

January 30, 2003      --         $.3238      --         --             $.3238        165        .45833      88.359%       $.2861

April 30, 2003        --         $.3238      --         --             $.3238        255        .70833      82.591%       $.2674

July 30, 2003         --         $.3238      --         --             $.3238        345        .95833      77.200%       $.2500

August 16, 2003       --         --          $.0576                    $.0576        361       1.00278      76.279%       $.0439

Call Date (August     --         --          --         $22.8079     $22.8079        361       1.00278      76.279%     $17.3976
16, 2003)                                                                                                               --------

                                                                                                               Total:   $18.5000

Total amount received on the Call Date: $22.8655
Total amount received over the term of the SPARQS: $24.1067

---------
(1) The Call Price is the dollar amount that has a present value of $17.3976 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 31%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.31(x)

                        Call Date of November 15, 2003
                        ------------------------------

                                                                                                                         Present
                                                                                                                          Value
                                                                                                                       at Original
                                                                                                                        Issue Date
                                                                                                                         of Cash
                                         Accrued but                                         Years from                  Received
                                            Unpaid                               Days from    Original     Discount     on Payment
                      Issue    Interest    Interest                 Total Cash    Original     Issue        Factor       Date at
                      Price    Payments  Received on  Call Price   Received on     Issue        Date       at Yield       Yield
Payment Date          Paid     Received   Call Date   Received(1)  Payment Date    Date(2)  (Days(2)/360)  to Call(3)    to Call
------------        ---------  --------  -----------  -----------  ------------  ---------  -------------  ----------  -----------
August 15, 2002     ($18.5000)   --          --         --             --              0       0.00000     100.000%       --

October 30, 2002      --         $.2698      --         --             $.2698         75        .20833      94.530%       $.2550

January 30, 2003      --         $.3238      --         --             $.3238        165        .45833      88.359%       $.2861

April 30, 2003        --         $.3238      --         --             $.3238        255        .70833      82.591%       $.2674

July 30, 2003         --         $.3238      --         --             $.3238        345        .95833      77.200%       $.2500

October 30, 2003      --         $.3238      --         --             $.3238        435       1.20833      72.160%       $.2337

November 15,                     --          $.0540     --             $.0540        450       1.25000      71.353%       $.0385
2003

Call Date             --         --          --        $24.0625      $24.0625        450       1.25000      71.353%     $17.1693
(November 15,                                                                                                           --------
2003)
                                                                                                               Total:   $18.5000

Total amount received on the Call Date: $24.1165
Total amount received over the term of the SPARQS: $25.6815

(1) The Call Price is the dollar amount that has a present value of $17.1693 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 31%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.31(x)

                 Call Date of January 30, 2004 (Maturity Date)
                 ---------------------------------------------

                                                                                                                         Present
                                                                                                                          Value
                                                                                                                       at Original
                                                                                                                        Issue Date
                                                                                                                         of Cash
                                         Accrued but                                         Years from                  Received
                                            Unpaid                               Days from    Original     Discount     on Payment
                      Issue    Interest    Interest                 Total Cash    Original     Issue        Factor       Date at
                      Price    Payments  Received on  Call Price   Received on     Issue        Date       at Yield       Yield
Payment Date          Paid     Received   Call Date   Received(1)  Payment Date    Date(2)  (Days(2)/360)  to Call(3)    to Call
------------        ---------  --------  -----------  -----------  ------------  ---------  -------------  ----------  -----------
August 15, 2002     ($18.5000)   --          --         --             --              0       0.00000     100.000%       --

October 30, 2002      --         $.2698      --         --             $.2698         75        .20833      94.530%       $.2550

January 30, 2003      --         $.3238      --         --             $.3238        165        .45833      88.359%       $.2861

April 30, 2003        --         $.3238      --         --             $.3238        255        .70833      82.591%       $.2674

July 30, 2003         --         $.3238      --         --             $.3238        345        .95833      77.200%       $.2500

October 30, 2003      --         $.3238      --         --             $.3238        435       1.20833      72.160%       $.2337

January 30, 2004      --         --          $.3238     --             $.3238        525       1.45833      67.450%       $.2184

Call Date (January    --         --          --         $25.1881      $25.1881       525       1.45833      67.450%     $16.9894
30, 2004)                                                                                                               --------

                                                                                                               Total:   $18.5000

Total amount received on the Call Date: $25.5119
Total amount received over the term of the SPARQS: $27.0769

---------
(1) The Call Price is the dollar amount that has a present value of $16.9894 discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 31%, so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $18.50.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------- , where x is Years from Original Issue Date.
                       1.31(x)

                                 Morgan Stanley